UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 24, 2020

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Delaware	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2020, USA Equities Corp. a Delaware Corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Jesus Davila (“Davila”), pursuant to which Davila will provide strategic guidance in the expansion of the Company’s physician network in conjunction with the Company’s automated cloud-based SaaS system. Davila will provide his business development and consulting services to the Company for consideration of a onetime stock payment of 100,000 shares of common stock of the Company (the “Share Payment”). The one hundred thousand shares will be issued to Davila within 30 days after the Agreement is signed. The term of the Agreement is twelve months.

Davila brings over 25 years of senior executive experience in the healthcare space. Mr. Davila has a demonstrated specialization and excellence in strategic network development, enterprise business development and morbidity risk management. Early in his career, Mr. Davila was instrumental in the launch and development of Florida’s first Medicaid HMO-Century Health Plans, spearheading membership growth until its eventual acquisition by Physicians Care of America-PCA. In 2004, shortly before its initial public offering; WellCare Health Plans recruited Mr. Davila to build and lead South Florida’s Medicare Advantage internal sales organization. Mr. Davila’s tenure oversaw strategic geographic market expansions and membership growth to a territory yield of $500 Million in annual premium revenue. In 2010 Mr. Davila was recruited to launch operations for start-up Managed Healthcare Partners-MHP; during which time Mr. Davila developed the company’s physician provider network, internal sales organization, member services and risk management protocols in addition to the acquisition and expansion of its flagship medical center staff-models-CareMax Medical Center Group; leading the organization from start-up to a $50 Million valuation in under 4years. Most recently, Mr. Davila coordinated the national development of a medical device manufacturer from start-up to over 500 multi-specialty recurring physician customers.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On August 24, 2020, we issued a press release entitled “Medical Practice Income, Inc., A Subsidiary of USA Equities Corp., Announces the Appointment of Mr. Jesus Davila as a Strategic Advisor in Connection with the Expansion of its Physician Network” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between USA Equities Corp. and Jesus Davila on August 24, 2020.
99.1

Press release entitled “Medical Practice Income, Inc., A Subsidiary of USA Equities Corp., Announces the Appointment of Mr. Jesus Davila as a Strategic Advisor in Connection With the Expansion of its Physician Network” dated August 24, 2020

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 24, 2020

USA Equities Corp.

/s/ Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman